UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2007

DCI USA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31143	22-3742159
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

8 BOND STREET
GREAT NECK, NEW YORK 11021
(Address of Principal Executive Offices, including Zip Code)

(212) 994-9594
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers

On April 26, 2007, the Board of Directors of DCI USA, Inc (the “Registrant”) appointed Jonathan Rigbi as the Registrant’s Chief Financial Officer. Mr. Rigbi, age 62, has served as Managing Director of Power Equity, LLC for approximately 5 years, was a director of 231 Norman Avenue for approximately 3 years, and has served as Registrant’s comptroller for approximately one and a half years. He holds a Masters Degree in Business Administration from UCLA.

Regulation S-B Disclosure:

Items 404(a) and 404(b) Transaction with Related Persons.

Mr. Rigbi, comptroller of Registrant at the time of the described transaction, purchased 6,000,000 shares of Registrant’s common Stock during 2006, for $300,000. Mr. Rigbi is the stepfather of Jonathan Ilan Ofir, Registrant’s CEO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DCI USA, INC.

Dated: May 2, 2007	By: /s/ Jonathan Ilan Ofir
Name: Jonathan Ilan Ofir
Title: Chief Executive Officer